As filed with the Securities and Exchange Commission on January 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2636730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

SRC Energy Inc. 2015 Equity Incentive Plan

(Full Title of Plan)

Nicole L. Martinet

Senior Vice President, General Counsel and Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the SRC Energy Inc. 2015 Equity Incentive Plan (as amended, the “SRC Plan”)	311,856 shares (2)	$25.73	$8,024,055	$1,042

(1)            This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)            Pursuant to the Agreement and Plan of Merger, dated as of August 25, 2019, by and between the Registrant and SRC Energy Inc., a Colorado corporation, the Registrant assumed certain performance stock unit awards granted under the SRC Plan and such performance stock units were automatically converted into performance share units in respect of shares of the Registrant’s common stock, subject to appropriate adjustments to the number of shares of each such performance share unit.

(3)            The offering price is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on January 9, 2020, as reported on the Nasdaq Global Select Market.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the United States Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. PDC Energy, Inc. (the “Registrant”) shall send or give the documents containing the information specified in Part I to the participants in the SRC Energy Inc. 2015 Equity Incentive Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been filed with the Commission by the Registrant and are hereby incorporated in this registration statement by reference, excluding any disclosures therein that have been furnished and not filed:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•                  The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from the Registrant’s definitive proxy statement on Schedule 14A;

•                  The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, and September 30, 2019;

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on March 7, 2019, May 31, 2019, June 3, 2019, June 13, 2019, August 22, 2019, August 26, 2019, September 4, 2019, December 5, 2019, January 3, 2020, January 13, 2020, and January 14, 2020; and

•                  The description of the Registrant’s capital stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 8, 2015, as amended and superseded by the description of the Registrant’s capital stock included in the Registrant’s Registration Statement on Form S-3 filed on May 31, 2018.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be a part hereof from the respective dates of filing such documents (other than any portions of such documents that are deemed furnished under applicable Commission rules rather than filed).

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

None.

Item 6.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”), which is applicable to the Registrant, permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct, knowingly violated a law, authorized the payment of an unlawful dividend, approved an unlawful stock purchase or redemption or derived an improper personal benefit.  The certificate of incorporation of the Registrant eliminates the personal liability of its directors to the maximum extent permitted by Section 102 of the DGCL.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct. The bylaws of the Registrant generally provide that the Registrant will indemnify its directors and officers to the extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors. Under the indemnification agreements, the Registrant is generally required to indemnify the directors to the full extent authorized or permitted by applicable law.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2017).
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	SRC Energy Inc. 2015 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2020).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Ryder Scott Company, LP.
23.4	Consent of Netherland, Sewell & Associates, Inc.
23.5	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto for PDC Energy, Inc.).

Item 9.         Undertakings.

(a)                                 The Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 14, 2020.

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman
Name:	Barton R. Brookman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of PDC Energy, Inc. hereby constitute and appoint Barton R. Brookman, R. Scott Meyers, and Nicole L. Martinet, and each of them, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits and other documents relating thereto with the United States Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer and Director (principal executive officer)	January 14, 2020
Barton R. Brookman

/s/ R. Scott Meyers	Senior Vice President and Chief Financial Officer (principal financial officer)	January 14, 2020
R. Scott Meyers

/s/ Douglas Griggs	Chief Accounting Officer (principal accounting officer)	January 14, 2020
Douglas Griggs

/s/ Jeffrey C. Swoveland	Chairman of the Board of Directors	January 14, 2020
Jeffrey C. Swoveland

/s/ Anthony J. Crisafio	Director	January 14, 2020
Anthony J. Crisafio

/s/ Mark E. Ellis	Director	January 14, 2020
Mark E. Ellis

/s/ Christina M. Ibrahim	Director	January 14, 2020
Christina M. Ibrahim

/s/ Paul J. Korus	Director	January 14, 2020
Paul J. Korus

/s/ Randy S. Nickerson	Director	January 14, 2020
Randy S. Nickerson

/s/ David C. Parke	Director	January 14, 2020
David C. Parke

/s/ Lynn A. Peterson	Director	January 14, 2020
Lynn A. Peterson